11.0 COMPUTATION OF EARNINGS PER SHARE


Statement Regarding Computation of Earnings Per Share

                                                Three Months Ended
                                                 December 31, 1998
                                                    (unaudited)

                                                      Weighted
                                                      Average      Per-Share
                                            Income     Shares       Amount

Basic earnings Per Share
  Income available to common shareholders $ 42,273     371,103      $0.11
Effect of Dilutive Securities
  MRP                                                    3,555

Diluted Earnings per Share

  Income available to common shareholders
    and assumed conversions               $ 42,273     374,658      $0.11


                                                   Three Months Ended
                                                   December 31, 1997

                                                       Weigted
                                                       Average     Per-Share
                                            Income     Shares       Amount

Basic Earnings Per Share
  Income available to common Shareholders $ 67,207     368,169       $0.18
Effect of Dilutive Securities
  MRP                                                        0

Duluted Earnings Per Share
  Income available to common Shareholders
    and assumed conversions               $67,207      368,169       $0.18